James A. Barry

AVD - Common Stock

2-Sep-08

# shares sold  Price

200  $14.76
100  $14.74
100  $14.73
700  $14.67
500  $14.65
"1,700"  $14.62
300  $14.61
100  $14.59
"9,800"  $14.57